Exhibit 10.1

IGI, INC.

1999 DIRECTOR STOCK OPTION PLAN, AS AMENDED[1]

1. Purpose

      The purpose of this 1999 Director Stock Option Plan (the "Plan") of IGI, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2. Administration

      The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

3. Participation in the Plan

Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4. Stock Subject to the Plan

      (a)  The maximum number of shares which may be issued under the Plan shall be 1,475,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), subject to adjustment as provided in Section 9 of the Plan.

      (b)  If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

      (c)  All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

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1	The increase of the number of shares issuable under the Plan from 675,000 to 1,475,000 was approved by the shareholders on May 16, 2001.

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5. Terms, Conditions and Form of Options

      Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

(a) Option Grant Dates

(i) On September 15, 1999, the Company shall grant to each eligible director an option to purchase 50,000 shares of Common Stock in consideration for past services performed.

(ii) Each year on January 2, beginning with January 2, 2000, the Company shall grant to each eligible director an option to purchase 15,000 shares of Common Stock (the "Annual Grant").

            (iii)  Each year on January 2, beginning with January 2, 2000, the Company shall grant to the Chairman of the Audit Committee an option to purchase 15,000 shares of Common Stock, and to the Chairman of the Stock Option and Compensation Committee an option to purchase 10,000 shares of Common Stock.

            (iv)  Upon the initial election of any eligible director as a director of the Company, the Company shall grant to such director an option to purchase 15,000 shares of Common Stock (the "Initial Option"), provided that no person serving as a director on September 15, 1999 shall receive such an option.

(b) Option Exercise Price

      The option exercise price per share for each option granted under the Plan shall equal the fair market value per share on the date of grant, which is deemed to be the closing price of the Common Stock on the American Stock Exchange on the date of grant. If the Common Stock is not then traded on the American Stock Exchange, the fair market value shall be determined in good faith by the Board of Directors.

(c) Options Non-Transferable

      Except as otherwise provided in the option agreement evidencing the option grant, each option granted under the Plan shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by the optionee.

(d) Exercise Period

Each option granted under the Plan shall become exercisable in full, 12 months after the date of grant.

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(e) Exercise Procedure

      Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

6. Assignments

The rights and benefits of participants under the Plan may not be assigned, whether voluntarily or by operation of law, except as provided in Section 5(c).

7. Effective Date

The Plan shall become effective September 15, 1999.

8. Limitation of Rights

(a) No Right to Continue as a Director

      Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

(b) No Stockholders' Rights for Options

      An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued.

9. Changes in Common Stock

      (a)  If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through a merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

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      (b)  In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, then (i) all outstanding options shall automatically become vested in full and fully exercisable immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation, and (ii) the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (x) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or affiliate thereof), or (y) upon written notice to the optionees, provide that all unexercised options will terminate immediately following the vesting of such options in accordance with clause (i) above and immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the optionee within a specified number of days following the date of such notice.

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10. Amendment of the Plan

      The Board of Directors may at any time, and from time to time, modify, terminate or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under any applicable listing requirement or any applicable tax or regulatory requirement, the Board of Directors may not effect such modification or amendment without such approval.

11. Notice

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Controller of the Company and shall become effective when it is received.

12. Governing Law

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

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